PROSKAUER ROSE LLP
Counsels for Debtors and Debtors-in-Possession
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Scott K. Rutsky (SR-0712)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------x
In re:                            :        (Chapter 11)
                                  :
GOLDEN BOOKS FAMILY               :        Case Nos. 99-10030
ENTERTAINMENT, INC., et al.,      :        through 99-10032 (TLB)
                                  :
                  Debtors.        :        (Jointly Administered)
----------------------------------x

                         MONTHLY OPERATING STATEMENT FOR
              THE PERIOD AUGUST 29, 1999 THROUGH SEPTEMBER 25, 1999

MONTHLY DISBURSEMENTS:                          $14,074,593*

MONTHLY OPERATING PROFIT (LOSS):                ($3,136,000)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF
THE DEBTORS


          The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.


DATE: OCTOBER 13, 1999                                /s/ Colin Finkelstein
                                               --------------------------------
                                                     Colin Finkelstein,
                                                     Chief Financial Officer

Indicate if this is an amended statement by checking here:
                               AMENDED STATEMENT o
* The operating statement is submitted on a consolidated basis for all of the above referenced debtors. Disbursements were only made by Golden Books Publishing, Inc., Case No. 90-10031.




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                 GOLDEN BOOKS FAMILY ENTERTAINMENT, INC., et al.

                             (DEBTORS-IN-POSSESSION)

                                TABLE OF CONTENTS


                                                                            Page

Unaudited Monthly Financial Statements:

         o         Statement of Operations                                    1

         o         Balance Sheet                                              2

         o         Statement of Cash Flows                                    3

            GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES
                              DEBTORS-IN-POSSESSION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)


                                                             For the
                                                           month ended
                                                         September 25, 1999
Revenues:
   Net sales                                           $        17,059
   Royalties and other income                                      140
   Total revenues                                               17,199
Cost and Expenses:
   Cost of sales                                                10,405
   Selling, general and administrative                           5,689
   Total costs and expenses                                     16,094
Income Before Restructuring, Interest Income,
Distributions & Tax                                              1,105
   Restructuring                                                 4,118
Loss Before Interest Income, Distributions & Tax                (3,013)
Interest Income                                                     -
Interest Expense                                                   165
Loss Before Income Taxes                                        (3,178)
Income Tax Expense                                                 (42)
Net Loss                                               $        (3,136)

            GOLDEN BOOKS FAMILY ENTERTAINMENT, INC. AND SUBSIDIARIES
                              DEBTORS-IN-POSSESSION
                           CONSOLIDATED BALANCE SHEET
                                 (In Thousands)
                               September 25, 1999

ASSETS                                                           LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT ASSETS:                                                  CURRENT LIABILITIES:

  CASH AND CASH EQUIVALENTS                 $         4,634        ACCOUNTS PAYABLE                                   $    30,514
  ACCOUNTS RECEIVABLE                                42,607        ACCRUED COMPENSATION AND FRINGE BENEFITS                 5,922
  INVENTORIES                                        29,981        REVOLVING LINE OF CREDIT                                11,363
  ROYALTY ADVANCES                                    6,407        CIT TERM LOAN                                            7,500
  REFUNDABLE INCOME TAXES                             1,782        OTHER CURRENT LIABILITIES                               41,023
  NET ASSETS HELD FOR SALE                              411            TOTAL CURRENT LIABILITIES                           96,322
  DEPOSITS                                            5,832
  OTHER CURRENT ASSETS                               11,027
  TOTAL CURRENT ASSETS                              102,681      NONCURRENT LIABILITIES:
                                                                   ACCUMULATED POST-RETIREMENT BENEFIT OBLIGATION          29,398
OTHER ASSETS:                                                      DEFERRED COMPENSATION AND OTHER DEFERRED LIABLITIES     24,916

                                                                   LIABILITIES SUBJECT TO COMPROMISE                      288,704
ACCOUNTS RECEIVABLE - LONG TERM                       3,829            TOTAL NONCURRENT LIABILITIES                       343,018
OTHER NONCURRENT ASSETS                               8,112
  TOTAL OTHER ASSETS                                 11,941      STOCKHOLDERS' DEFICIT:
                                                                   CONVERTIBLE PREFERRED STOCK - SERIES B                  65,000
PROPERTY  PLANT AND EQUIPMENT:                                     COMMON STOCK                                               283
  FIXED ASSETS AT COST                               67,856        ADDITIONAL PAID-IN CAPITAL                             132,034
  LESS ACCUMULATED DEPRECIATION                     (40,816)       RETAINED EARNINGS - BEGINNING                         (379,390)
                                                                   RETAINED EARNINGS - CURRENT YEAR                       (29,292)
         TOTAL PROPERTY PLANT AND EQUIPMENT          27,040        ACCUMULATED OTHER COMPREHENSIVE LOSS                      (929)
                                                                       TOTAL STOCKHOLDERS' DEFICIT                       (212,294)

FILM LIBRARY, NET                                    54,137      TREASURY STOCK                                            (2,822)
 GOODWILL, NET                                       28,425            TOTAL DEFICIT                                     (215,116)

         TOTAL ASSETS                       $       224,224      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT          $   224,224


            Golden Books Family Entertainment, Inc. and Subsidiaries
                              Debtors-in-Possession
                       Consolidated Statement of Cash Flow
                               for the month ended
                                September 26,1999
                                 (In Thousands)



Cash Flows from Operating Activities
  Net loss                                                              $        (3,136)

  Adjustments  to  reconcile  net  income  to net  cash  used in  operating activities:
  Depreciation & Amortization                                                       490
  Amortization of intangibles                                                       691
  Restructuring                                                                   4,118

  Changes  in  assets  and  liabilities,  net of  effect  of acquisition & dispositions:
  Increase in accounts receivable                                               (11,885)
  Decrease in inventories                                                         1,080
  Increase in other current assets, deposits
     and royalty advances                                                        (2,409)
  Increase in accounts payable                                                    4,473
  Increase in accrued compensation
     and fringe benefits                                                            948
  Increase in deferred compensation and
     other deferred liabilities
  Increase in current liabilities                                                 3,666
  Other                                                                             173

         Net cash used in operating activities before restructuring              (1,791)
  Restructuring                                                                  (4,118)
         Net cash used in operating activities                                   (5,909)

Cash Flows from Investing Activities:

  Acquisitions of property, plant, equipment                                       (102)
  Additions to film library                                                         (25)

         Net cash used in investing activities                                     (127)

Cash Flows from Financing Activities

  Borrowings under CIT Revolving Line of Credit                                   5,163
  Net repayment under short-term credit
     facility (post petition) CIT                                                     0

  Net cash provided by financing activities                                       5,163
Effect of Exchange Rate Changes on Cash                                              60
Net decrease in Cash and Cash Equivalents                                          (813)
Cash & Cash Equivalents, Beginning of Period                                      5,447
Cash & Cash Equivalents, End of Period                                  $         4,634


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